CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 033-37577 on Form N-4 of our report dated April 19, 2024, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Variable Account D of Union Security Insurance Company, appearing on Form N-VPFS. We also consent to the reference to us to us under the heading “Experts” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 23, 2024